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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.



                                     /s/ PricewaterhouseCoopers LLP


                                     PricewaterhouseCoopers LLP


Boston, Massachusetts
October 15, 2002